AMENDMENT #1 TO FORM 8-K, DATED SEPTEMBER 11, 1998

                        SECURITIES AND EXHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 8-K/A1

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

         Date of Report (Date of Earliest event reported): June 30, 1998

                                 Radio One, Inc.
             (Exact name of registrant as specified in its charter)

             Delaware                                    333-30795                                  52-1166660
 (State or other jurisdiction of                 (Commission File Number)                  (IRS Employer Identification
          incorporation)                                                                              Number)

         5900 Princess Garden Parkway, 8th Floor, Lanham, Maryland 20706
                    (address of principal executive offices)

       Registrant's telephone number, including area code: (301) 306-1111

                                      NONE
          (Former name or former address, if changed since last report)

The Current Report on Form 8-K/A1 amends the Current Report on Form 8-K filed by Radio One, Inc. on July 13, 1998 solely to add the financial statements of the business acquired required by Item 7(a) and the pro forma financial information required by Item 7(b).

Item 7.       Financial Statements, Pro Forma Financial Information

         (a)   Financial Statements of Business Acquired.

               The required financial statements of the Business acquired are set forth below

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of Radio One, Inc.:

We have audited the accompanying balance sheets of Bell Broadcasting Company (a Michigan Corporation) (the Company) as of December 31, 1996 and 1997, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bell Broadcasting Company as of December 31, 1996 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                          /S/ARTHUR ANDERSEN LLP

Baltimore, Maryland,
   August 28, 1998

                            BELL BROADCASTING COMPANY
                            -------------------------

                                 BALANCE SHEETS
                                 --------------

                        AS OF DECEMBER 31, 1996 AND 1997
                        --------------------------------

                                AND JUNE 30, 1998
                                -----------------

                                     ASSETS
                                     ------

                                                                                  December 31,
                                                                       -------------------------------------- June 30,
                                                                             1996              1997             1998
                                                                       -----------------   -------------   ------------
                                                                                                             (unaudited)
CURRENT ASSETS:
    Cash                                                               $      288,000      $    226,000    $      186,000
    Trade accounts receivable, net of allowance for doubtful
       accounts of $17,000, $28,000 and $69,000,
       respectively                                                           795,000           951,000           918,000
    Current portion of notes receivable                                            -             13,000            14,000
    Prepaid expenses and other                                                155,000            34,000             6,000
                                                                       --------------    --------------    --------------
          Total current assets                                              1,238,000         1,224,000         1,124,000

PROPERTY AND EQUIPMENT, net                                                   904,000           859,000         1,139,000
NOTES RECEIVABLE, net of current portion                                      300,000           491,000           184,000
OTHER ASSETS                                                                  135,000            38,000            20,000
                                                                       --------------    --------------    --------------

          Total assets                                                 $    2,577,000    $    2,612,000    $    2,467,000
                                                                       ==============    ==============    ==============

                               LIABILITIES AND STOCKHOLDERS' EQUITY
                               ------------------------------------

CURRENT LIABILITIES:
    Accounts payable                                                   $      345,000    $      251,000    $       92,000
    Accrued expenses                                                          157,000           198,000            61,000
    Current portion of long-term debt                                          82,000           149,000                 -
                                                                       --------------    --------------    --------------
          Total current liabilities                                           584,000           598,000           153,000

    LONG-TERM DEBT, net of current portion                                    650,000           592,000                 -
                                                                       --------------    --------------    --------------
          Total liabilities                                                 1,234,000         1,190,000           153,000
                                                                       --------------    --------------    --------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
    Common stock - Class A, $2.00 par value, 800
       shares authorized, issued and outstanding                                2,000             2,000             2,000
    Common stock - Class B, $2.00 par value, 24,000
       shares authorized, 19,671, 20,071 and 20,071 shares
          issued and outstanding, respectively                                 39,000            40,000            40,000
    Additional paid-in capital                                                132,000           198,000         1,308,000
    Retained earnings                                                       1,170,000         1,182,000           964,000
                                                                       --------------    --------------    --------------
          Total stockholders' equity                                        1,343,000         1,422,000         2,314,000
                                                                       --------------    --------------    --------------

          Total liabilities and stockholders' equity                   $    2,577,000    $    2,612,000    $    2,467,000
                                                                       ==============    ==============    ==============



      The accompanying notes are an integral part of these balance sheets.

                            BELL BROADCASTING COMPANY
                            -------------------------

                            STATEMENTS OF OPERATIONS
                            ------------------------

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997
                 ----------------------------------------------

                 AND THE SIX MONTHS ENDED JUNE 30, 1997 AND 1998
                 -----------------------------------------------

                                                           Year Ended December 31,           Six Months Ended June 30,
                                                      --------------------------------   -----------------------------
                                                            1996             1997              1997            1998
                                                      ---------------  ---------------   ---------------   -----------
                                                                                           (Unaudited)     (Unaudited)
      REVENUES:
          Broadcast revenues, including barter
             revenues of $121,000, $151,000,
             $14,000 and $73,000, respectively        $    3,917,000   $    4,571,000    $    1,916,000    $    2,326,000
          Less:  Agency commissions                          537,000          537,000           229,000           301,000
                                                      --------------   --------------    --------------    --------------
                Net broadcast revenues                     3,380,000        4,034,000         1,687,000         2,025,000
                                                      --------------   --------------    --------------    --------------
      OPERATING EXPENSES:
          Programming and technical                        1,154,000        1,335,000           723,000           675,000
          Selling, general and administrative              1,520,000        1,544,000           715,000           748,000
          Corporate expenses                                 849,000          816,000           301,000           663,000
          Depreciation and amortization                      130,000          148,000            68,000            63,000
                                                      --------------   --------------    --------------    --------------
                Total operating expenses                   3,653,000        3,843,000         1,807,000         2,149,000
                                                      --------------   --------------    --------------    --------------
                Operating (loss) income                     (273,000)         191,000          (120,000)         (124,000)
                                                      --------------   --------------    --------------    --------------
      INTEREST EXPENSE                                        75,000           81,000            38,000            52,000
      OTHER (INCOME) EXPENSE, net                             (5,000)          54,000            59,000            28,000
                                                      --------------   --------------    --------------    --------------
                (Loss) income before (benefit)
                    provision for income taxes              (343,000)          56,000          (217,000)         (204,000)

      (BENEFIT) PROVISION FOR INCOME
          TAXES                                              (78,000)          44,000          (164,000)           14,000
                                                      --------------   --------------    --------------    --------------

                Net (loss) income                     $     (265,000)  $       12,000    $      (53,000)   $     (218,000)
                                                      ==============   ==============    ==============    ==============

        The accompanying notes are an integral part of these statements.

                            BELL BROADCASTING COMPANY
                            -------------------------

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                  ---------------------------------------------

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997
                 ----------------------------------------------

                     AND THE SIX MONTHS ENDED JUNE 30, 1998
                     --------------------------------------

                                      Common Stock     Common Stock       Additional                              Total
                                                                            Paid-In           Retained        Stockholders'
                                         Class A           Class B          Capital           Earnings           Equity
                                         -------           -------          -------           --------           ------
BALANCE, January 1, 1996            $        2,000    $       39,000   $       98,000     $     1,435,000   $     1,574,000
    Net loss                                     -                 -                -             (265,000)        (265,000)

    Stock options granted
       below market                              -                 -            9,000                    -            9,000

    Stock bonus
        compensation                             -                 -           16,000                    -           16,000

    Issuance of common
       stock                                     -                 -            9,000                    -            9,000
                                    --------------    --------------   --------------     ----------------   ---------------

BALANCE, December 31,
    1996                                     2,000            39,000          132,000            1,170,000        1,343,000

    Net income                                   -                 -                -               12,000           12,000

    Stock options granted
          below market                           -                 -           17,000                    -           17,000

    Stock bonus
        compensation                             -             1,000           32,000                    -           33,000

    Issuance of common
        stock                                    -                 -           17,000                    -           17,000
                                    --------------    --------------   --------------     ----------------   --------------

BALANCE, December 31,
        1997                                 2,000            40,000          198,000            1,182,000        1,422,000

    Net Loss                                     -                 -                -             (218,000)        (218,000)

Capital contributed from
        former owners                            -                 -          672,000                    -          672,000

Capital contributed from
        owners                                   -                 -          438,000                    -          438,000
                                    --------------    --------------   --------------     -----------------   -------------

BALANCE, June  30,
        1998 (Unaudited)            $        2,000    $       40,000   $    1,308,000     $        964,000   $    2,314,000
                                    ==============    ==============   ==============     ================   ==============




        The accompanying notes are an integral part of these statements.

                            BELL BROADCASTING COMPANY
                            -------------------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997
                 ----------------------------------------------

                 AND THE SIX MONTHS ENDED JUNE 30, 1997 AND 1998
                 -----------------------------------------------

                                                                     December 31,                      June 30,
                                                             ----------------------------------------------------------------
                                                                  1996            1997           1997            1998
                                                             --------------  -------------- --------------  ---------
                                                                                             (Unaudited)     (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net (loss) income                                        $    (265,000)  $      12,000  $     (53,000)  $    (218,000)
    Adjustments to reconcile net (loss) income
       to net cash from operating activities:
       Depreciation and amortization                               130,000         148,000         68,000          63,000
       Compensation expense related to stock
          bonus plan and stock granted below
          market price                                              25,000          50,000             -               -
       Loss on disposal of assets                                       -           (8,000)        (8,000)             -
       Effect of change in operating assets and
          liabilities-
          Trade accounts receivable                                190,000        (156,000)       (35,000)         33,000
          Prepaid expenses and other                              (101,000)        119,000         19,000          19,000
          Other assets                                              (1,000)        (17,000)            -           18,000
          Accounts payable                                          56,000         (94,000)      (108,000)       (159,000)
          Accrued expenses                                        (125,000)         41,000        (68,000)       (137,000)
                                                             -------------   -------------  -------------   -------------
              Net cash flows from operating
                 activities                                        (91,000)         95,000       (185,000)       (381,000)
                                                             -------------   -------------  -------------   -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from sale of assets                                        -           22,000         22,000              -
    Principal payments received on notes                                -            6,000             -          306,000
    Acquisition of property and equipment                         (140,000)       (211,000)      (109,000)       (403,000)
                                                             -------------   -------------  -------------   -------------
              Net cash flows from investing
                  activities                                      (140,000)       (183,000)       (87,000)        (97,000)
                                                             -------------   -------------  -------------   -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from the issuance of debt                             739,000         220,000        103,000         438,000
    Repayment of debt                                             (642,000)       (211,000)            -         (438,000)
    Issuance of common stock                                         9,000          17,000             -               -
    Contributed capital                                                 -               -              -          438,000
                                                             -------------   -------------  -------------   -------------
              Net cash flows from financing
                  activities                                       106,000          26,000        103,000         438,000
                                                             -------------   -------------  -------------   -------------

DECREASE IN CASH                                                  (125,000)        (62,000)      (169,000)        (40,000)
CASH, beginning of period                                          413,000         288,000        288,000         226,000
                                                             -------------   -------------  -------------   -------------

CASH, end of period                                          $     288,000   $     226,000  $     119,000   $     186,000
                                                             =============   =============  =============   =============


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:


    Interest paid                                            $      73,000   $      81,000  $      38,000   $      55,000
                                                             =============   =============  =============   =============
    Income taxes paid                                        $     117,000   $          -   $          -    $       7,000
                                                             =============   =============  =============   =============


        The accompanying notes are an integral part of these statements.

                            BELL BROADCASTING COMPANY
                            -------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                           DECEMBER 31, 1996 AND 1997
                           --------------------------

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization
------------

Bell Broadcasting Company (the Company), a Michigan corporation, is a radio broadcaster, broadcasting on two stations, WCHB-AM and WDTJ-FM (formerly WCHB-FM), both located in the Detroit metropolitan area. During 1996, the Federal Communications Commission (FCC) approved the construction permit to increase WCHB-AM's signal from 25 kilowatts to 50 kilowatts. In addition, in September 1997, the Canadian government approved WCHB-AM's proposal for a nighttime increase to 15 kilowatts, and the FCC granted a construction permit for the nighttime increase. The Company also owns one station in Kingsley, Michigan; WJZZ-AM.

The financial statements for the six months ended June 30, 1997 and 1998, are unaudited, but, in the opinion of management, such financial statements have been presented on the same basis as the audited financial statements for the year ended December 31, 1997, and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations and cash flows for these periods.

Financial Instruments
---------------------

Financial instruments as of December 31, 1996 and 1997, consist of cash, trade accounts receivables, notes receivables, accounts payable, accrued expenses and long-term debt, all of which the carrying amounts approximate fair value.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Property and Equipment
----------------------

Property and equipment are stated at cost. Depreciation is computed using accelerated and straight-line methods over the estimated useful lives of the related assets.

The components of the Company's property and equipment as of December 31, 1996 and 1997, are as follows:

                                                                                          Period of
                                                            December                    Depreciation
                                                  --------------------------------   ----------------
                                                        1996              1997
                                                  ---------------   --------------
Construction in progress                          $       62,000    $      122,000               -
Land                                                     604,000           581,000               -
Buildings and improvements                               148,000           149,000   10 to 31 years
Transmitter towers                                       754,000           754,000   7 to 15 years
Equipment                                                615,000           555,000   5 to 15 years
Leasehold improvements                                    12,000            12,000   7 to 19 years
                                                  --------------    --------------

          Total property and equipment                 2,195,000         2,173,000
Less:  Accumulated depreciation                        1,291,000         1,314,000
                                                  --------------    --------------
Property and equipment, net                       $      904,000    $      859,000
                                                  ==============    ==============


Depreciation expense for the fiscal years ended December 31, 1996 and 1997, were $120,000 and $141,000, respectively.

Other Assets
------------

Other assets include FCC broadcast licenses and goodwill arising from the acquisition of the assets and rights of WKNX-AM. These assets were written off when the station was sold in 1997. Prior to the sale, such assets were amortized on a straight-line basis over a 15-year period. Amortization expense for the years ended December 31, 1996 and 1997, was $10,000 and $7,000, respectively.

Revenue Recognition
-------------------

In accordance with industry practice, revenue for broadcast advertising is recognized when the commercial is broadcast.

Barter Arrangements
-------------------

Certain program contracts provide for the exchange of advertising air time in lieu of cash payments for the rights to such programming. These contracts are recorded as the programs are aired at the estimated fair value of the advertising air time given in exchange for the program rights.

The Company broadcasts certain customers' advertising in exchange for equipment, merchandise and services. The estimated fair value of the equipment, merchandise or services received is recorded as deferred barter costs and the corresponding obligation to broadcast advertising is recorded as deferred barter revenues. The deferred barter costs are expensed or capitalized as they are used, consumed or received. Deferred barter revenue is recognized as the related advertising is aired.

Sale of WKNX
------------

In June 1997, the Company sold the assets and rights of WKNX-AM for approximately $210,000 and recognized a loss of approximately $22,000. In connection with the sale, the Company obtained a note receivable from the purchasers of the station. The terms of the sale call for a note receivable bearing interest at 10% per annum, requiring monthly payments of approximately $3,000 through June 2007. The note is secured by certain real estate and personal property and the pledge of the stock of Frankenmuth Broadcasting, Inc.

Supplemental Cash Flow Information
----------------------------------

The Company issued 400 and 200 shares each of Class B common stock to two former officers of the Company during 1997 and 1996, respectively, at a price below the stock's estimated fair market value. Compensation expense of $50,000 and $25,000 was recorded in 1997 and 1996, respectively, in connection with the issuance (Note 6). In June 1997, the Company sold the assets and rights to WKNX-AM for a note receivable in the amount of $210,000. (Also see Note 7.)

New Accounting Standards
------------------------

During 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 130, "Reporting Comprehensive Income" (SFAS No. 130), which is effective for fiscal years beginning after December 15, 1997. This statement establishes standards for reporting and display of comprehensive income and its components. The Company believes the adoption of SFAS No. 130 will have no impact on the financial statements as the Company has no comprehensive income adjustments.

During 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS No. 131), which is effective for fiscal years beginning after December 15, 1997. This statement establishes a new approach for determining segments within a company and reporting information on those segments. The Company has performed a preliminary assessment of this statement and believes that no disclosure is necessary as the Company has only one segment.

2. NOTES RECEIVABLE - RELATED PARTY:
   ---------------------------------

In 1995, the Company loaned the trust of a deceased shareholder $300,000 and received a note receivable. The note bears interest at the mid-term applicable federal rate (6.31% and 5.63% as of December 31, 1996 and 1997, respectively), with principal and interest due December 2000. The principal and all interest due were paid on June 30, 1998.

3. DEBT:
   ----

Debt consists of the following:

                                                                                  December 31,
                                                                       ---------------------------------
                                                                            1996              1997
                                                                       ---------------   ---------------
Note payable to bank, payable in monthly installments of
  $12,000,  including interest at 9.35% per annum, secured
  by land, equipment and the Company's AM broadcast
  license.                                                             $      719,000    $     641,000

Note payable to bank, payable in monthly installments of
  $7,000, including interest at 9.35% per annum, secured
  by land, equipment and the Company's FM broadcast
  license.                                                                          -           51,000

Note payable to bank, payable in monthly installments of
  $1,000, including interest at 8.99% per annum, secured
  by vehicles.                                                                      -           40,000

Note payable in monthly installments of $400, including
  interest at 11% per annum, secured by transportation
  equipment.                                                                   13,000            9,000
                                                                       --------------    -------------
       Total                                                                  732,000          741,000
       Less:  Current portion                                                  82,000          149,000
                                                                       --------------    -------------

       Total long-term debt                                            $      650,000    $     592,000
                                                                       ==============    =============


This outstanding debt was repaid as of June 30, 1998.

4. COMMITMENTS AND CONTINGENCIES:
   ------------------------------

Leases
------

During 1996 and 1997, the Company leased the facilities under three separate operating leases, one of which was with a related party (the former owners of the Company). The related party lease was on a month-to-month basis for the FM station building, at a rate of $800 per month. The second lease covers the FM tower and transmitter space and expires in May 1999, with one optional renewal of five years. Monthly rent under this lease is currently $4,000. In addition, the Company leases equipment under two operating leases expiring in 1999. Monthly rent under the equipment leases is $450.

Rental expense for the years ended December 31, 1996 and 1997, was $70,000 and $60,000, respectively.

Litigation
----------

The Company has been named as defendant in various legal proceedings arising out of the normal course of business. It is the opinion of management, after consultation with legal counsel, that the amount, if any, of the Company's ultimate liability under all current legal proceedings will not have a material adverse effect on the financial position or results of operations of the Company.

5. STOCK OPTION AND BONUS PLANS:
   -----------------------------

The Company had an Incentive Stock Option Plan (the Stock Option Plan). The Company granted options to two employees of the Company to purchase up to 200 shares each of Class B Common Stock at a price equal to 50% of the fair market value of the stock on the exercise date. In 1996, the Stock Option Plan was extended for two years (January 1, 1996 to December 31, 1997). During 1996 and 1997, the Company granted options under the plan and recognized compensation expense because the option price was below the estimated market price of the stock.

The Company also had a Stock Bonus Plan (the Bonus Plan). Under provisions of the Bonus Plan, the Company could, at its discretion, award two employees of the Company up to an aggregate of 200 shares each of Class B Common Stock. The Bonus Plan was extended in 1996 for two years. During 1996, the Company awarded 50 shares to each employee under the Bonus Plan. During 1997, the Company awarded 100 shares to each employee for services performed. Compensation expense equal to the fair market value of the Class B Common Stock awarded has been recorded for 1996 and 1997 to reflect such awards.

Agreements between the Company and three of its former stockholders generally provide that none of their shares (as specifically defined) may be sold, transferred or exchanged without the prior written consent of the Company.

In addition, the agreements specify the rights of the stockholders and the obligations of the Company in the event of death, termination of employment or change in control of the Company. The agreements state that if a change in control of the Company occurs, the employees' right to exercise their options will cease. If the Company is required to repurchase any of the shares, the purchase price shall be the fair market value of such shares (as specifically defined). As of June 30, 1998, all options terminated.

The Company accounts for its stock option plans in accordance with Accounting Principles Board Opinion No. 25. Had compensation cost for the plans been determined consistent with Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation", the difference in the Company's pro forma net income would have been immaterial.

6. INCOME TAXES:
   -------------

A reconciliation of the statutory federal income taxes to the recorded income tax (benefit) provision for the years ended December 31, 1996 and 1997 is as follows:

                                                                                 December 31,
                                                                       --------------------------------
                                                                            1996              1997
                                                                       ---------------   --------------
Statutory tax (@ 34% rate)                                             $     (117,000)   $       19,000
Effect of state taxes, net of federal                                          16,000             3,000
Effect of graduated tax rate                                                       -            (12,000)
Other nondeductible items                                                      20,000            28,000
Nondeductible compensation expense                                              3,000             6,000
                                                                       --------------    --------------

       (Benefit) provision for income taxes                            $      (78,000)   $       44,000
                                                                       ==============    ==============


The components of the (benefit) provision for income taxes for the years ended December 31, 1996 and 1997 are as follows:

                                                                                  December 31,
                                                                       -------------------------------
                                                                            1996              1997
                                                                       --------------    -------------
Current                                                                $     (105,000)   $       20,000
Deferred                                                                       27,000            24,000
                                                                       --------------    --------------

(Benefit) provision for income taxes                                   $      (78,000)   $       44,000
                                                                       ==============    ==============


Deferred income taxes reflect the net tax effect of temporary differences between the financial statement and tax basis of assets and liabilities. The significant components of the Company's deferred tax assets and liability as of December 31, 1996 and 1997, are as follows:

                                                                                  December 31,
                                                                       -------------------------------
                                                                            1996              1997
                                                                       --------------    -------------
Deferred tax assets-
    Reserve for bad debts                                              $       7,000     $       11,000
    Other                                                                     15,000                  -

Deferred tax liability-
    Other                                                                          -            (13,000)
                                                                       -------------     --------------


Net deferred tax asset (liability)                                     $       22,000    $       (2,000)
                                                                       ==============    ==============

7. SALE OF CAPITAL STOCK:
   ----------------------

On December 23, 1997, the stockholders of the Company entered into an Agreement with Radio One, Inc. to sell all of the issued and outstanding shares of the capital stock of the Company for approximately $34 million. Prior to the sale, the stockholders of the Company assumed certain debt totaling $771,000 and acquired certain assets of the Company totaling $99,000. The net book value of the assets acquired and the liabilities assumed prior to the sale was recorded as a capital contribution from the owners. The sale to Radio One, Inc. was completed on June 30, 1998.

          (b) Pro Forma Consolidated Financial Statements (Unaudited) of Radio One, Inc.

               The following pro forma condensed consolidated statements of operations for the six month period ended June 30, 1998 and the year ended December 31, 1997 give effect to the acquisition of Bell Broadcasting Company. The pro forma condensed consolidated statements of operations assume the transaction was consummated at the beginning of the periods presented. The final purchase occurred on June 30, 1998.

               These pro forma statements are not necessarily indicative of the results that actually would have occurred if the acquisition had been in effect as of and for the periods presented or what may be achieved in the future.

               As the acquisition occurred on June 30, 1998, the balance sheet that Radio One, Inc. filed with the SEC on Form 10-Q as of June 30, 1998 included Bell Broadcasting Company, and a pro forma balance sheet as of June 30, 1998 is not required.

                                 RADIO ONE, INC.
                                 ---------------
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                            (Unaudited, in thousands)

                                                  Radio One          Bell            Bell
                                                  Historical (a)  Historical (b)  Adjustments         Total
                                                  --------------  --------------  -----------         -----
      Statement of Operations:
          Net broadcast revenues                  $    19,528     $    2,025      $        -       $   21,553
          Station operating expenses                   10,510          1,423             105 (c)       12,038
          Corporate expenses                            1,319            663            (617)(d)        1,365
          Depreciation and
              amortization                              3,632             63           1,102 (e)        4,797
                                                  -----------     ----------      ----------       ----------
              Operating income (loss)                   4,067           (124)           (590)           3,353

          Interest expense                              4,925             52           1,389 (f)        6,366
          Other (income) expense, net                    (286)            28             (42)(g)         (300)
                                                  -----------     ----------      ----------       ----------
              (Loss) income before
              provision for income taxes                 (572)          (204)         (1,937)          (2,713)
          Income tax expense                                -             14               6 (h)           20
                                                  -----------     ----------      ----------       ----------

                 Net loss                         $      (572)    $     (218)     $   (1,943)      $   (2,733)
                                                  ============    ==========      ===========      ==========


     -----------------------

(a) See the Consolidated Financial Statements of Radio One, Inc. filed on Form 10-Q with the Securities and Exchange Commission.

(b) The column represents the results of operations of Bell Broadcasting Company from January 1, 1998 to June 30, 1998. See the financial statements of Bell Broadcasting Company included in this filing.

(c) To eliminate certain consulting fees that were paid for services expected to be performed by Radio One, Inc.'s existing corporate staff and record compensation expense for a business manager and a general manager that Radio One, Inc. will need to hire to manage the Detroit market, as these functions were performed by Bell's corporate staff.

(d) To eliminate corporate expenses which Radio One, Inc. does not expect to incur going forward which consist primarily of compensation to officers and former owners of Bell Broadcasting Company which were not retained by Radio One, Inc.

(e) To record depreciation and amortization expense of assets acquired by Radio One, Inc. and eliminate depreciation and amortization expense recorded by Bell Broadcasting.

(f) To record interest expense on acquisition financing related to the Bell Broadcasting Acquisition and amortization of deferred financing costs, and eliminate interest expense previously recorded that was related to debt repaid prior to the acquisition.

(g) To eliminate tax penalties incurred by Bell Broadcasting Company that are not expected to be incurred by Radio One, Inc. on a going-forward basis.

(h) To eliminate the Federal income tax benefit.

                                 RADIO ONE, INC.
                                 ---------------
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (in thousands)

                                                  Radio One           Bell           Bell
                                                  Historical (a)  Historical (b)  Adjustments         Total
                                                  --------------  --------------  -----------         -----
                                                                                 (Unaudited)     (Unaudited)
      Statement of Operations:
          Net broadcast revenues                  $   32,367      $    4,034      $    (18)(c)     $   36,383
          Station operating expenses                  18,848           2,879           159 (d)         21,886
          Corporate expenses                           2,155             816          (782)(e)          2,189
          Depreciation and
              amortization                             5,828             148         2,183 (f)          8,159
                                                  ----------      ----------      -------------    ----------
              Operating income (loss)                  5,536             191        (1,578)             4,149
          Interest expense                             8,910              81         2,802 (g)         11,793
          Other (income) expense, net                   (415)             54           (88)(h)           (449)
                                                  ----------      ----------      -------------    ----------

              (Loss) income before
              provision for income taxes             (2,959)              56        (4,292)            (7,195)
          Income tax expense                              -               44            (2)(i)             42
                                                  ----------      ----------      -------------    ----------
                 Net income (loss)                $   (2,959)     $       12      $ (4,290)        $   (7,237)
                                                  ===========     ==========      =============    ==========


     -----------------------

(a) See the Consolidated Financial Statements of Radio One, Inc. filed on Form 10-K with the Securities and Exchange Commission.

(b) See the audited financial statements of Bell Broadcasting Company included in this filing.

(c) To eliminate revenue of WKNX, from January 1, 1997 to June 30, 1997, as this station was sold by Bell Broadcasting Company on June 30, 1997.

(d) To eliminate operating expenses of WKNX from January 1, 1997 to June 30, 1997, eliminate certain consulting fees that were paid for services expected to be performed by Radio One, Inc.'s existing corporate staff, and record compensation expense for a business manager and general manager that Radio One, Inc. will need to hire to manage the Detroit market, as these functions were performed by Bell's corporate staff.

(e) To eliminate corporate expenses which Radio One, Inc. does not expect to incur going forward which consist primarily of compensation to officers and former owners Bell Broadcasting Company which were not retained by Radio One, Inc.

(f) To record depreciation and amortization expense of assets acquired by Radio One, Inc. and eliminate depreciation and amortization expense recorded by Bell Broadcasting.

(g) To record interest expense on acquisition financing related to the Bell Broadcasting Acquisition and amortization of deferred financing costs, and eliminate interest expense previously recorded that was related to debt repaid prior to the acquisition.

(h) To eliminate expenses that would not have been incurred by Radio One, Inc. and the loss on sale of WKNX recorded on June 30,1997.

(i)  To eliminate the Federal income tax provision.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          RADIO ONE, INC.

                                          By:   /s/ Scott R. Royster
                                                --------------------------------
                                          Executive Vice President and Chief
                                          Financial Officer